FILED PURSUANT TO RULE 424(B)(3)
File Number 333-144884

ARAMARK CORPORATION

SUPPLEMENT NO. 5 TO

MARKET MAKING PROSPECTUS DATED

FEBRUARY 5, 2008

THE DATE OF THIS SUPPLEMENT IS NOVEMBER 12, 2008

ON NOVEMBER 12, 2008, ARAMARK CORPORATION FILED THE ATTACHED FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2008

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation))	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information, including the financial reports and schedules attached as an exhibit to this Form 8-K, is furnished pursuant to Item 2.02. Results of Operations and Financial Condition.

The information contained in this Current Report, including exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Current Report shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On November 12, 2008, ARAMARK Corporation will hold a conference call announcing its financial results for the quarter and fiscal year ended October 3, 2008. A copy of the financial reports and schedules that are the subject of the conference call are attached hereto as exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description	Method of Filing
99.1	ARAMARK Corporation financial reports and schedules.	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 12, 2008	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits

Number	Description	Method of Filing
99.1	ARAMARK Corporation financial reports and schedules.	Furnished herewith

Exhibit 99.1

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands)

	Three Months Ended October 3, 2008	Three Months Ended September 28, 2007
Sales	$3,566,277	$3,148,724

Costs and Expenses:
Cost of services provided	3,223,383	2,832,320
Depreciation and amortization	134,954	121,028
Selling and general corporate expenses	33,165	48,585

	3,391,502	3,001,933

Operating income	174,775	146,791
Interest and other financing costs, net	132,348	128,258

Income before income taxes	42,427	18,533
Provision for income taxes	8,803	6,260

Net income	$33,624	$12,273

Notes:

The three month period of fiscal 2008 is a 14 week period and the three month period of fiscal 2007 is a 13 week period.

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands)

	Successor		Predecessor
	Fiscal Year Ended October 3, 2008	Period from January 27, 2007 through September 28, 2007	Period from September 30, 2006 through January 26, 2007
Sales	$13,470,152	$8,438,448	$3,945,868

Costs and Expenses:
Cost of services provided	12,218,089	7,623,684	3,586,961
Depreciation and amortization	509,137	322,480	116,438
Selling and general corporate expenses	176,790	126,874	173,934
Other (income) expense	—	(21,177)	—

	12,904,016	8,051,861	3,877,333

Operating income	566,136	386,587	68,535
Interest and other financing costs, net	514,690	365,887	48,672

Income before income taxes	51,446	20,700	19,863
Provision for income taxes	11,986	4,641	5,063

Net income	$39,460	$16,059	$14,800

Notes:

The twelve month period ended October 3, 2008 is a 53 week period.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In Thousands)

	October 3, 2008	September 28, 2007
Assets
Current Assets	$1,798,320	$1,643,901
Property and Equipment, net	1,223,096	1,205,121
Goodwill	4,512,133	4,629,505
Other Intangible Assets	2,215,321	2,400,073
Other Assets	774,533	715,098

	$10,523,403	$10,593,698

Liabilities and Shareholder’s Equity
Current Liabilities (1)	$1,811,644	$1,762,788
Long-Term Borrowings	5,804,880	5,839,123
Other Liabilities	1,337,472	1,372,551
Common Stock Subject to Repurchase	229,628	179,677
Total Shareholder’s Equity	1,339,779	1,439,559

	$10,523,403	$10,593,698

Notes:

Certain immaterial adjustments have been made to the September 28, 2007 balance sheet presentation related to the currency effects of purchase accounting.

(1) Includes $54.7 million and $51.4 million of current maturities of long-term borrowings as of October 3, 2008 and September 28, 2007, respectively.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(Unaudited)

(In Thousands)

	Successor		Predecessor
	Fiscal Year Ended October 3, 2008	Period from January 27, 2007 through September 28, 2007	Period from September 30, 2006 through January 26, 2007
Cash flows from operating activities:
Net income	$39,460	$16,059	$14,800
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	509,137	322,480	116,438
Income taxes deferred	(18,264)	(118,668)	(11,640)
Stock-based compensation expense	11,760	27,518	84,059
Gain from sale of investment	—	(21,177)	—
Changes in noncash working capital	(86,168)	302,722	(269,729)
Net proceeds from sale of receivables	17,000	22,000	—
Other operating activities	23,357	9,463	(10,079)

Net cash provided by (used in) operating activities	496,282	560,397	(76,151)

Cash flows from investing activities:
Net purchases of property and equipment and client contract investments	(350,397)	(235,791)	(61,479)
Proceeds from sale of investment	—	285,982	—
Acquisition of ARAMARK Corporation	—	(6,100,687)	—
Acquisitions and other investing activities	(54,792)	(55,084)	(78,473)

Net cash used in investing activities	(405,189)	(6,105,580)	(139,952)

Cash flows from financing activities:
Net proceeds of additional long-term borrowings	(20,590)	3,787,339	285,970
Proceeds from issuance of common stock	2,656	—	9,666
Capital contributions	4,900	1,844,136	—
Repurchase of stock	(14,141)	(750)	—
Payment of dividend	—	—	(12,624)
Other financing activities	1,363	(138,508)	22,016

Net cash provided by (used in) financing activities	(25,812)	5,492,217	305,028

Increase (decrease) in cash and cash equivalents	$65,281	$(52,966)	$88,925

Notes:

The twelve month period ended October 3, 2008 is a 53 week period.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Three Months Ended October 3, 2008	Three Months Ended September 28, 2007
Sales
Food and Support Services—North America	$2,374,711	$2,153,016
Food and Support Services—International	730,064	578,789
Uniform and Career Apparel	461,502	416,919

	$3,566,277	$3,148,724

Operating Income
Food and Support Services—North America	$116,681	$116,125
Food and Support Services—International	21,441	21,061
Uniform and Career Apparel	34,329	29,748
Corporate	2,324	(20,143)

	$174,775	$146,791

Notes:

The Food and Support Services—Domestic segment has been renamed the Food and Support Services—North America segment. The three month period of fiscal 2008 is a 14 week period and the three month period of fiscal 2007 is a 13 week period.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Successor		Predecessor
	Fiscal Year Ended October 3, 2008	Period from January 27, 2007 through September 28, 2007	Period from September 30, 2006 through January 26, 2007
Sales
Food and Support Services—North America	$8,924,863	$5,758,952	$2,674,435
Food and Support Services—International	2,783,033	1,561,579	714,550
Uniform and Career Apparel	1,762,256	1,117,917	556,883

	$13,470,152	$8,438,448	$3,945,868

Operating Income
Food and Support Services—North America	$386,804	$267,457	$130,735
Food and Support Services—International	97,181	64,691	22,621
Uniform and Career Apparel	126,615	82,029	51,161

	610,600	414,177	204,517
Corporate	(44,464)	(48,767)	(135,982)
Other income (expense) (1)	—	21,177	—

	$566,136	$386,587	$68,535

Notes:

The Food and Support Services—Domestic segment has been renamed the Food and Support Services—North America segment. The twelve month period ended October 3, 2008 is a 53 week period.

(1) The Successor period from January 27, 2007 through September 28, 2007 includes a $21.2 million gain related to the sale of our stake in SMG.

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions, divestitures, the impact of currency translation, conforming the fiscal reporting period of a subsidiary to that of the Company in fiscal 2007 and the estimated impact of the 53rd week in fiscal 2008, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our supplementary discussion of the results of operations for the three and twelve months ended October 3, 2008 by comparing the three months ended October 3, 2008 to the three months ended September 28, 2007 and the twelve months ended October 3, 2008 to the mathematical combination of the Successor and Predecessor periods in the twelve months ended September 28, 2007. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison because it enables us to compare our consolidated results over equivalent periods of time. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	October 3, 2008	September 28, 2007
ARAMARK Corporation Consolidated Sales (as reported)	$3,566,277	$3,148,724	13%
Effect of Currency Translation	—	11,739
Effect of Acquisitions and Divestitures	(11,472)	(2,350)
Estimated impact of 53rd Week	(246,900)	—

ARAMARK Corporation Consolidated Sales (as adjusted)	$3,307,905	$3,158,113	5%

	Twelve Months Ended		% Change
	October 3, 2008	September 28, 2007
ARAMARK Corporation Consolidated Sales (as reported)	$13,470,152	$12,384,316	9%
Effect of Currency Translation	—	225,746
Effect of Acquisitions and Divestitures	(39,590)	(9,193)
Conforming the Fiscal Reporting Period of a Subsidiary to that of ARAMARK Corporation	—	(25,223)
Estimated impact of 53rd Week	(246,900)	—

ARAMARK Corporation Consolidated Sales (as adjusted)	$13,183,662	$12,575,646	5%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED OPERATING INCOME GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of operating income growth, adjusted to eliminate increased amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction (the “Transaction”), charges related to the Transaction, stock-based compensation under SFAS 123R, a currency transaction gain in 2007 and the impact of the divestiture of SMG, a venue management company, in 2007, including the gain from the sale, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our supplementary discussion of the results of operations for the three and twelve months ended October 3, 2008 by comparing the three months ended October 3, 2008 to the three months ended September 28, 2007 and the twelve months ended October 3, 2008 to the mathematical combination of the Successor and Predecessor periods in the twelve months ended September 28, 2007. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison because it enables us to compare our consolidated results over equivalent periods of time. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	October 3, 2008	September 28, 2007
ARAMARK Corporation Consolidated Operating Income (as reported)	$174,775	$146,791
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	39,340	30,747
Transaction-Related Charges	—	1,146
Stock-Based Compensation under SFAS 123R	(10,386)	9,940

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$203,729	$188,624	8%

	Twelve Months Ended		% Change
	October 3, 2008	September 28, 2007
ARAMARK Corporation Consolidated Operating Income (as reported)	$566,136	$455,122
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	135,104	82,332
Transaction-Related Charges	—	117,825
Stock-Based Compensation under SFAS 123R	11,760	34,625
Currency Transaction Gain	—	(3,804)
Gain from Sale of SMG	—	(21,177)
Divestiture of SMG in 2007	—	(14,554)

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$713,000	$650,369	10%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN

(Unaudited)

(In thousands)

Management believes that presentation of operating income, adjusted to eliminate increased amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction (the “Transaction”), charges related to the Transaction, stock-based compensation under SFAS 123R, a currency transaction gain in 2007 and the impact of the divestiture of SMG, a venue management company, in 2007, including the gain from the sale, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. The table below is presented to illustrate the effect of these adjustments on operating income margin, which we define as operating income expressed as a percentage of sales.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our supplementary discussion of the results of operations for the twelve months ended October 3, 2008 by comparing the twelve months ended October 3, 2008 to the mathematical combination of the Successor and Predecessor periods in the twelve months ended September 28, 2007. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison because it enables us to compare our consolidated results over equivalent periods of time. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Twelve Months Ended
	October 3, 2008	September 28, 2007

ARAMARK Corporation Consolidated Sales (as reported)	$13,470,152	$12,384,316

ARAMARK Corporation Consolidated Operating Income (as reported)	$566,136	$455,122

ARAMARK Corporation Consolidated Operating Income Margin (as reported)	4.20%	3.67%

ARAMARK Corporation Consolidated Sales (as reported)	$13,470,152	$12,384,316

ARAMARK Corporation Consolidated Operating Income (as reported)	$566,136	$455,122
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	135,104	82,332
Transaction-Related Charges	—	117,825
Stock-Based Compensation under SFAS 123R	11,760	34,625
Currency Transaction Gain	—	(3,804)
Gain from Sale of SMG	—	(21,177)
Divestiture of SMG in 2007	—	(14,554)

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$713,000	$650,369

ARAMARK Corporation Consolidated Operating Income Margin (as adjusted)	5.29%	5.25%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED FOOD AND SUPPORT SERVICES—NORTH AMERICA OPERATING INCOME GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of operating income growth, adjusted to eliminate increased amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction (the “Transaction”) and the impact of the divestiture of SMG, a venue management company, in 2007, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our supplementary discussion of the results of operations for the three and twelve months ended October 3, 2008 by comparing the three months ended October 3, 2008 to the three months ended September 28, 2007 and the twelve months ended October 3, 2008 to the mathematical combination of the Successor and Predecessor periods in the twelve months ended September 28, 2007. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison because it enables us to compare our consolidated results over equivalent periods of time. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	October 3, 2008	September 28, 2007
Food and Support Services - North America Operating Income (as reported)	$116,681	$116,125
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	27,679	23,410

Food and Support Services - North America Operating Income (as adjusted)	$144,360	$139,535	3%

	Twelve Months Ended		% Change
	October 3, 2008	September 28, 2007
Food and Support Services - North America Operating Income (as reported)	$386,804	$398,192
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	97,479	63,324
Divestiture of SMG in 2007	—	(14,554)

Food and Support Services - North America Operating Income (as adjusted)	$484,283	$446,962	8%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED FOOD AND SUPPORT SERVICES—INTERNATIONAL OPERATING INCOME GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of operating income growth, adjusted to eliminate increased amortization of acquisition-related customer relationship intangible assets resulting from the going-private transaction (the “Transaction”), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our supplementary discussion of the results of operations for the three and twelve months ended October 3, 2008 by comparing the three months ended October 3, 2008 to the three months ended September 28, 2007 and the twelve months ended October 3, 2008 to the mathematical combination of the Successor and Predecessor periods in the twelve months ended September 28, 2007. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison because it enables us to compare our consolidated results over equivalent periods of time. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	October 3, 2008	September 28, 2007
Food and Support Services—International Operating Income (as reported)	$21,441	$21,061
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	3,219	1,406

Food and Support Services—International Operating Income (as adjusted)	$24,660	$22,467	10%

	Twelve Months Ended		% Change
	October 3, 2008	September 28, 2007
Food and Support Services—International Operating Income (as reported)	$97,181	$87,312
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	8,049	2,705

Food and Support Services—International Operating Income (as adjusted)	$105,230	$90,017	17%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED UNIFORM AND CAREER APPAREL OPERATING INCOME GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of operating income growth, adjusted to eliminate increased amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction (the “Transaction”), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our supplementary discussion of the results of operations for the three and twelve months ended October 3, 2008 by comparing the three months ended October 3, 2008 to the three months ended September 28, 2007 and the twelve months ended October 3, 2008 to the mathematical combination of the Successor and Predecessor periods in the twelve months ended September 28, 2007. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison because it enables us to compare our consolidated results over equivalent periods of time. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	October 3, 2008	September 28, 2007
Uniform and Career Apparel Operating Income (as reported)	$34,329	$29,748
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	8,441	5,931

Uniform and Career Apparel Operating Income (as adjusted)	$42,770	$35,679	20%

	Twelve Months Ended		% Change
	October 3, 2008	September 28, 2007
Uniform and Career Apparel Operating Income (as reported)	$126,615	$133,190
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	29,575	16,303

Uniform and Career Apparel Operating Income (as adjusted)	$156,190	$149,493	4%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CORPORATE EXPENSES

(Unaudited)

(In thousands)

Management believes that presentation of corporate expenses, adjusted to eliminate charges related to the going-private transaction (the “Transaction”), stock-based compensation under SFAS 123R and a currency transaction gain in 2007, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our supplementary discussion of the results of operations for the three and twelve months ended October 3, 2008 by comparing the three months ended October 3, 2008 to the three months ended September 28, 2007 and the twelve months ended October 3, 2008 to the mathematical combination of the Successor and Predecessor periods in the twelve months ended September 28, 2007. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison because it enables us to compare our consolidated results over equivalent periods of time. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended
	October 3, 2008	September 28, 2007
Corporate Expenses (as reported)	$(2,324)	$20,143
Transaction-Related Charges	—	(1,146)
Stock-Based Compensation under SFAS 123R	10,385	(9,940)

Corporate Expenses (as adjusted)	$8,061	$9,057

	Twelve Months Ended
	October 3, 2008	September 28, 2007
Corporate Expenses (as reported)	$44,464	$184,749
Transaction-Related Charges	—	(117,825)
Stock-Based Compensation under SFAS 123R	(11,760)	(34,625)
Currency Transaction Gain	—	3,804

Corporate Expenses (as adjusted)	$32,704	$36,103

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED EBITDA

(Unaudited)

(In millions)

The following is a reconciliation of net income, which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements. The terms and related calculations are defined in the Company’s senior secured credit agreement and indenture. Management believes that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information about the calculation of certain financial covenants in the Company’s senior secured credit agreement and the indenture. Adjusted EBITDA is a material component of these covenants. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP, are not measures of financial performance or condition, liquidity or profitability, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

Twelve Months Ended October 3, 2008
Net income	$39.5
Interest and other financing costs, net	514.7
Provision for income taxes	12.0
Depreciation and amortization	509.1

EBITDA	1,075.3
Stock-based compensation expense	11.8
Pro forma EBITDA for equity method investees	17.3
Pro forma EBITDA for current year acquisitions	1.7
Other	1.4

Adjusted EBITDA	$1,107.5

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED EBITDA

(Unaudited)

(In millions)

The following is a reconciliation of net income, which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements. The terms and related calculations are defined in the Company’s senior secured credit agreement and indenture. Management believes that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information about the calculation of certain financial covenants in the Company’s senior secured credit agreement and the indenture. Adjusted EBITDA is a material component of these covenants. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP, are not measures of financial performance or condition, liquidity or profitability, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

Twelve Months Ended June 27, 2008
Net income	$18.2
Interest and other financing costs, net	510.6
Provision for income taxes	9.3
Depreciation and amortization	495.3

EBITDA	1,033.4
Stock-based compensation expense	32.0
Unusual or non-recurring gains and losses	4.2
Pro forma EBITDA for equity method investees	18.0
Pro forma EBITDA for current year acquisitions	0.1
Costs related to the merger transaction	1.1
Other	1.3

Adjusted EBITDA	$1,090.1

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED EBITDA

(Unaudited)

(In millions)

The following is a reconciliation of net income, which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements. The terms and related calculations are defined in the Company’s senior secured credit agreement and indenture. Management believes that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information about the calculation of certain financial covenants in the Company’s senior secured credit agreement and the indenture. Adjusted EBITDA is a material component of these covenants. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP, are not measures of financial performance or condition, liquidity or profitability, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

Twelve Months Ended September 28, 2007
Net income	$30.9
Interest and other financing costs, net	414.6
Provision for income taxes	9.7
Depreciation and amortization	438.9

EBITDA	894.1
Stock-based compensation expense	111.6
Unusual or non-recurring gains and losses	(23.7)
Pro forma EBITDA for equity method investees	1.8
Pro forma EBITDA for current year acquisitions	1.4
Costs related to the merger transaction	40.4
Other	4.6

Adjusted EBITDA	$1,030.2

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited)

(In millions)

Management believes that presentation of free cash flow, which is defined as cash flows from operating activities less net capital expenditures, provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of a company, including debt holders.

Twelve Months Ended October 3, 2008
Net cash provided by operating activities	$496.3
Net purchases of property and equipment and client contract investments	(350.4)

Free cash flow	$145.9